AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

      This Amendment No. 3 to Asset Purchase Agreement ("Amendment") is made and entered into as of November 8, 2005, by and among Tectonic Network, Inc., a Delaware corporation and its subsidiary Tectonic Solutions, Inc., a Georgia corporation (each a Seller, and collectively the "Seller"), and Boston Equities Corporation, a Nevada corporation ("Boston"), and Tectonic, Inc. a Delaware corporation and subsidiary of Boston (the "Buyer') with respect to the following facts:

      A. Seller and Boston entered into that certain Asset Purchase Agreement dated as of October 3, 2005, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated October 12, 2005 and by that certain Amendment No. 2 to Asset Purchase Agreement dated October 28, 2005 (the "Agreement").

      B. Seller, Boston and Buyer now wish to amend the Agreement as set forth herein.

      IN CONSIDERATION OF the foregoing premises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

      1. Amendments to Agreement. The specific provisions of the Agreement indicated below are hereby amended as follows:

            (a) Purchase Price. Section 4.1 is hereby amended to provide as follows:

                  The total consideration to be paid by the Buyer for the Assets and the assumption of the Assumed Liabilities (the "Purchase Price") shall be: (i) cash in the amount of $1,350,000, plus (ii) cash in the amount of any operating expenses actually incurred or accrued between October 31, 2005 and the Closing Date (up to a maximum of $150,000), plus (iii) any amounts outstanding under the Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement of even date herewith between Seller and Buyer (the "Loan Agreement"). Buyer shall make an initial nonrefundable payment of $250,000 within one business day of the entry of the Sale Order. Buyer shall make an additional nonrefundable payment of not less than $200,000 within one business day of the entry of the court order approving the extension of Closing Date as contemplated by Amendment No. 3 to this Agreement. The balance of the Purchase Price shall be paid on the Closing Date. In the event that the Closing does not occur as a result of any breach by Buyer on the Closing Date, Seller shall be entitled to retain the deposit.

            (b) Closing Date. Section 5.2 is hereby amended to provide that the Closing Date shall take place on or before November 15, 2005, time being of the essence; provided, however, that if the Final Order (as defined in the Loan Agreement) and the order approving the extension of Closing Date as contemplated by Amendment No. 3 to this Agreement ("Extension Order") have not been entered as of such date, then the Closing Date shall be one business day following the entry of those orders, time being of the essence.

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            Buyer acknowledges that the form of Final Order, as submitted on
November 8, 2005 to the Court (which is attached hereto), fulfills all requirements concerning the Final Order, and that the Buyer has no objections to its form or content. Buyer further acknowledges that the form of Extension Order as attached hereto, is acceptable in form and content to Buyer.

            (c) Access to Information. Section 9.1 is hereby amended by adding the following sentences to the end of that Section:

                  Buyer, and Boston Equities Corporation, shall maintain the confidentiality of all information provided to it under the terms of this Agreement, shall not use the information for any reason or purpose other than to evaluate and consummate the transactions contemplated herein and shall not disclose the information to any third party without Seller's prior written consent. Buyer and Boston Equities Corporation hereby acknowledge that the information provided pursuant to the Agreement is necessary to the operation of the Seller's business, and that the Buyer would not be able to operate the business being acquired from the Seller (as set forth otherwise in this Agreement) without the information. From and after the Closing, the foregoing provisions shall not apply to or restrict in any manner Buyer's use of any information of the Seller relating to any of the Assets or the Assumed Liabilities

            (d) Conditions Precedent. Clause (h) of Section 6.2 is hereby deleted in its entirety.

            (e) Termination. Clause (c) of Section 10.1 is hereby deleted in its entirety.

      2. Impact on Other Provisions. All other terms and conditions of the Agreement not specifically amended by this Amendment, shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives as of the date first written above.

TECTONIC NETWORK, INC.,                       TECTONIC SOLUTIONS, INC.,
a Delaware corporation                        a Georgia corporation
as debtor and debtor-in-possession            as debtor and debtor-in-possession


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By:                                           By:
     -------------------------------               -----------------------------
Its:                                          Its:
     -------------------------------               -----------------------------

BOSTON EQUITIES CORPORATION,                  TECTONIC, INC.,
a Nevada corporation                          a Delaware corporation


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By:  Ross Lyndon James                        By:  Ross Lyndon James
Its: President                                Its: President


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